Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated August 13, 2012 (including amendments thereto) with respect to the Common Stock of Extreme Networks, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: August 13, 2012	Raging Capital Fund, LP

	By:	Raging Capital Management, LLC General Partner

	By:	/s/ Frederick C. Wasch
		Name:	Frederick C. Wasch
		Title:	Attorney-in-fact for William C. Martin, Managing Member

Raging Capital Fund (QP), LP

By:	Raging Capital Management, LLC General Partner

By:	/s/ Frederick C. Wasch
	Name:	Frederick C. Wasch
	Title:	Attorney-in-fact for William C. Martin, Managing Member

Raging Capital Management, LLC

By:	/s/ Frederick C. Wasch
	Name:	Frederick C. Wasch
	Title:	Attorney-in-fact for William C. Martin, Managing Member

/s/ Frederick C. Wasch
Frederick C. Wasch as Attorney-in-fact for William C. Martin